Exhibit 99.1
Company Contact:	Bruce Thomas Vice President, Investor Relations Quiksilver, Inc. (714) 889-2200
Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2009 Results
•	4th Quarter 2009 Pro-Forma Income from Continuing Operations of $0.02 per share

•	4th Quarter 2009 Loss from Continuing Operations of $0.12 per share

•	Fiscal 2009 Pro-Forma Income from Continuing Operations of $0.04 per share

•	Fiscal 2009 Loss from Continuing Operations of $0.58 per share
Huntington Beach, California, December 17, 2009—Quiksilver, Inc. (NYSE: ZQK) today announced operating results for the fourth quarter and full year ended October 31, 2009. Consolidated net revenues for the fourth quarter of fiscal 2009 decreased 11% to $538.7 million compared to $606.9 million in the fourth quarter of fiscal 2008. Fourth quarter pro-forma income from continuing operations was $3.2 million or $0.02 per share, and excludes $22.3 million in restructuring and retail store impairment charges, partially offset by a tax adjustment of $3.3 million. A reconciliation of GAAP results to pro-forma results is provided in the accompanying tables. Including these charges, the loss from continuing operations for the fourth quarter was $15.7 million or $0.12 per share, compared to a loss of $13.8 million or $0.11 per share in the same quarter a year ago. Net revenues and income from continuing operations for all periods exclude the results of the Rossignol wintersports and golf equipment businesses which are reported as discontinued operations.
Consolidated net revenues for the full year of fiscal 2009 decreased 13% to $1.98 billion compared to $2.26 billion in fiscal 2008. Full year pro-forma income from continuing operations for fiscal 2009, adjusted to exclude restructuring and impairment charges and tax credits, was $4.6 million or $0.04 per share. For the full year, the loss from continuing operations for fiscal 2009, including these charges and credits, was $73.2 million or $0.58 per share, compared to income of $65.5 million or $0.51 per share in fiscal 2008. A reconciliation of GAAP results to pro-forma results is provided in the accompanying tables.
Robert B. McKnight, Jr., Chairman of the Board, President and Chief Executive Officer of Quiksilver, Inc., commented, “Our fourth quarter was very challenging, as retailers bought conservatively for the holiday season and traffic in our own retail stores remained sluggish through October. In that context, we were pleased that our results were somewhat better than we expected. We also accomplished a number of important business objectives in the quarter. We reinforced our product leadership, maintained and even expanded our leading market share positions and staged a number of major events further connecting our brands with the broad group of consumers that either participate in or are inspired by action sports.”
Net revenues in the Americas segment decreased 22% during the fourth quarter of fiscal 2009 to $239.5 million from $306.9 million in the fourth quarter of fiscal 2008. In constant currency, European segment net revenues decreased 4% compared to the prior year. As reported in the financial statements, European segment net revenues decreased 2% during the fourth quarter of fiscal 2009 to $211.4 million from $216.3 million in the fourth quarter of fiscal 2008. In constant currency, Asia/Pacific segment net revenues decreased 4% compared to the prior year. As reported in the financial statements, Asia/Pacific segment net revenues increased 5% to $86.6 million in the fourth quarter of fiscal 2009 from $82.6 million in the fourth quarter of fiscal 2008. Please refer to the accompanying tables in order to better understand the impact of foreign currency on revenue trends in our Europe and Asia/Pacific segments.

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2009 Results
December 17, 2009

Net revenues in the Americas for the full year of fiscal 2009 decreased 12% to $929.7 million. In constant currency, European segment net revenues decreased 7% compared to the prior year. As reported in the financial statements, European segment net revenues decreased 15% during the full year of fiscal 2009 to $792.6 million. In constant currency, Asia/Pacific segment net revenues increased 9% compared to the prior year. As reported in the financial statements, Asia/Pacific net revenues decreased 5% to $251.6 million in fiscal 2009.
Consolidated inventories decreased 14% to $267.7 million at October 31, 2009 from $312.1 million at October 31, 2008. Inventories decreased 22% in constant currency. Consolidated trade accounts receivable decreased 8% to $430.9 million at October 31, 2009 from $470.1 million at October 31, 2008. Trade accounts receivable decreased 16% in constant currency.
Addressing its outlook for continuing operations, the company stated that based on current trends, first quarter revenues are expected to be down approximately 7% compared to the same quarter a year ago and that it expects to incur a loss per share between $0.12 and $0.15 per share. The company indicated that longer term visibility into revenues and earnings remains limited due to global economic conditions.
The company had approximately $143 million of availability under its credit lines in addition to approximately $100 million of unrestricted cash at the end of the fourth quarter.
About Quiksilver:
Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories and related products. The Company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.
The reputation of Quiksilver’s brands is based on different outdoor sports. The Company’s Quiksilver, Roxy, DC and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding, and its beach and water oriented swimwear brands include Raisins, Radio Fiji and Leilani.
The Company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.
Forward looking statements:
This press release contains forward-looking statements including but not limited to statements regarding the Company’s revenue guidance, diluted earnings per share guidance and other future activities. These forward-looking statements are subject to risks and uncertainties and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
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NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at www.quiksilver.com,
www.roxy.com, www.dcshoes.com and www.hawkclothing.com.

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2009 Results
December 17, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended October 31,
In thousands, except per share amounts	2009	2008

Revenues, net	$538,681	$606,899
Cost of goods sold	282,295	315,008

Gross profit	256,386	291,891

Selling, general and administrative expense	230,568	231,629
Goodwill impairment	—	55,400
Retail store impairments	10,737	10,047

Operating income (loss)	15,081	(5,185)

Interest expense	20,871	9,482
Foreign currency loss (gain)	1,804	(5,298)
Minority interest and other expense	1,955	701

Loss before provision for income taxes	(9,549)	(10,070)

Provision for income taxes	6,162	3,754

Loss from continuing operations	$(15,711)	$(13,824)

Income from discontinued operations	$13,936	$12,869

Net loss	$(1,775)	$(955)

Loss per share from continuing operations	$(0.12)	$(0.11)

Income per share from discontinued operations	$0.11	$0.10

Net loss per share	$(0.01)	$(0.01)

Loss per share from continuing operations, assuming dilution	$(0.12)	$(0.11)

Income per share from discontinued operations, assuming dilution	$0.11	$0.10

Net loss per share, assuming dilution	$(0.01)	$(0.01)

Weighted average common shares outstanding	127,577	127,067

Weighted average common shares outstanding, assuming dilution	127,577	127,067

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2009 Results
December 17, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Fiscal Year Ended October 31,
In thousands, except per share amounts	2009	2008

Revenues, net	$1,977,526	$2,264,636
Cost of goods sold	1,046,495	1,144,050

Gross profit	931,031	1,120,586

Selling, general and administrative expense	851,746	915,933
Goodwill impairment	—	55,400
Retail store impairments	10,737	10,397

Operating income	68,548	138,856

Interest expense	63,924	45,327
Foreign currency loss (gain)	8,633	(5,761)
Minority interest and other expense	2,539	719

(Loss) income before provision for income taxes	(6,548)	98,571

Provision for income taxes	66,667	33,027

(Loss) income from continuing operations	$(73,215)	$65,544

Loss from discontinued operations	$(118,827)	$(291,809)

Net loss	$(192,042)	$(226,265)

(Loss) income per share from continuing operations	$(0.58)	$0.52

Loss per share from discontinued operations	$(0.94)	$(2.32)

Net loss per share	$(1.51)	$(1.80)

(Loss) income per share from continuing operations, assuming dilution	$(0.58)	$0.51

Loss per share from discontinued operations, assuming dilution	$(0.94)	$(2.25)

Net loss per share, assuming dilution	$(1.51)	$(1.75)

Weighted average common shares outstanding	127,042	125,975

Weighted average common shares outstanding, assuming dilution	127,042	129,485

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2009 Results
December 17, 2009

Information related to geographic segments is as follows (unaudited):

	Three Months Ended
	October 31,
Amounts in thousands	2009	2008

Revenues, net:
Americas	$239,510	$306,879
Europe	211,404	216,349
Asia/Pacific	86,617	82,573
Corporate operations	1,150	1,098

	$538,681	$606,899

Gross Profit:
Americas	$92,230	$125,294
Europe	117,868	122,168
Asia/Pacific	46,449	43,649
Corporate operations	(161)	780

	$256,386	$291,891

SG&A Expense:
Americas	$91,427	$98,290
Europe	100,223	96,735
Asia/Pacific	31,914	28,558
Corporate operations	7,004	8,046

	$230,568	$231,629

Asset Impairments:
Americas	$10,092	$8,967
Europe	645	692
Asia/Pacific	—	55,788
Corporate operations	—	—

	$10,737	$65,447

Operating (Loss) Income:
Americas	$(9,289)	$18,037
Europe	17,000	24,741
Asia/Pacific	14,535	(40,697)
Corporate operations	(7,165)	(7,266)

	$15,081	$(5,185)

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2009 Results
December 17, 2009

Information related to geographic segments (continued):

	Fiscal Year Ended
	October 31,
Amounts in thousands	2009	2008

Revenues, net:
Americas	$929,691	$1,061,370
Europe	792,627	933,119
Asia/Pacific	251,596	265,067
Corporate operations	3,612	5,080

	$1,977,526	$2,264,636

Gross Profit:
Americas	$349,526	$445,381
Europe	446,801	532,034
Asia/Pacific	135,591	140,168
Corporate operations	(887)	3,003

	$931,031	$1,120,586

SG&A Expense:
Americas	$364,727	$371,958
Europe	341,780	380,374
Asia/Pacific	112,418	117,219
Corporate operations	32,821	46,382

	$851,746	$915,933

Asset Impairments:
Americas	$10,092	$9,317
Europe	645	692
Asia/Pacific	—	55,788
Corporate operations	—	—

	$10,737	$65,797

Operating (Loss) Income:
Americas	$(25,293)	$64,106
Europe	104,376	150,968
Asia/Pacific	23,173	(32,839)
Corporate operations	(33,708)	(43,379)

	$68,548	$138,856

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2009 Results
December 17, 2009

GAAP TO PRO-FORMA RECONCILIATION (UNAUDITED)

Three Months Ended
In thousands, except per share amounts	October 31, 2009

Loss from continuing operations	$(15,711)
Restructuring charges, net of tax	11,743
Retail asset impairment, net of tax	10,522
Tax adjustment	(3,312)

Pro-forma income from continuing operations	$3,242

Pro-forma income per share from continuing operations	$0.03

Pro-forma income per share from continuing operations, assuming dilution	$0.02

Weighted average common shares outstanding	127,577

Weighted average common shares outstanding, assuming dilution	135,347

GAAP TO PRO-FORMA RECONCILIATION (UNAUDITED)

Fiscal Year Ended
In thousands, except per share amounts	October 31, 2009

Loss from continuing operations	$(73,215)
Restructuring charges, net of tax	26,847
First quarter effect of U.S. tax valuation allowance	50,778
Tax adjustments	(10,315)
Retail asset impairment, net of tax	10,522

Pro-forma income from continuing operations	$4,617

Pro-forma income per share from continuing operations	$0.04

Pro-forma income per share from continuing operations, assuming dilution	$0.04

Weighted average common shares outstanding	127,042

Weighted average common shares outstanding, assuming dilution	128,089

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2009 Results
December 17, 2009

ADJUSTED EBITDA and PRO-FORMA ADJUSTED EBITDA RECONCILIATION

	Three Months Ended
	October 31,
Amounts in thousands	2009	2008

Loss from continuing operations	$(15,711)	$(13,824)
Provision for income taxes	6,162	3,754
Interest expense	20,871	9,482
Depreciation and amortization	14,616	14,296
Non-cash stock-based compensation expense	996	2,148
Non-cash asset impairments	10,737	65,447

Adjusted EBITDA	$37,671	$81,303
Restructuring charges	12,254	—

Pro-forma Adjusted EBITDA	$49,925	$81,303

	Twelve Months Ended
	October 31,
Amounts in thousands	2009	2008

(Loss) income from continuing operations	$(73,215)	$65,544
Provision for income taxes	66,667	33,027
Interest expense	63,924	45,327
Depreciation and amortization	55,004	57,231
Non-cash stock-based compensation expense	8,415	12,019
Non-cash asset impairments	10,737	65,797

Adjusted EBITDA	$131,532	$278,945
Restructuring charges	28,775	—

Pro-forma Adjusted EBITDA	$160,307	$278,945

Definition of Adjusted EBITDA:
Adjusted EBITDA is defined as income from continuing operations before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) asset impairments. Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”), and it may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA, along with other GAAP measures, as a measure of profitability because Adjusted EBITDA helps us to compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments and the effect of non-cash stock-based compensation expense. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the impact of our asset base. Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense and the effect of asset impairments.

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2009 Results
December 17, 2009

SUPPLEMENTAL EXCHANGE RATE INFORMATION
(UNAUDITED)
In order to better understand growth rates in our foreign operating segments, we make reference to constant currency. Constant currency improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. For income statement items, constant currency is calculated by taking the average foreign currency exchange rate used in translation for the current period and applying that same rate to the prior period. Our European segment is translated into constant currency using euros and our Asia/Pacific segment is translated into constant currency using Australian dollars, as these are the primary functional currencies of each reporting segment. A constant currency translation based upon each individual currency would yield a different result compared to using only euros and Australian dollars. The following table presents revenues by segment in both historical currency and constant currency for the three months ended October 31, 2008 and 2009:
Amounts in thousands

Historical currency (as reported)	Americas	Europe	Asia/Pacific	Corporate	Total
October 31, 2008	$306,879	$216,349	$82,573	$1,098	$606,899
October 31, 2009	239,510	211,404	86,617	1,150	538,681
Percentage (decrease) increase	(22%)	(2%)	5%		(11%)

Constant currency (current year exchange rates)
October 31, 2008	$306,879	$221,222	$90,429	$1,098	$619,628
October 31, 2009	239,510	211,404	86,617	1,150	538,681
Percentage decrease	(22%)	(4%)	(4%)		(13%)
The following table presents revenues by segment in both historical currency and constant currency for the years ended October 31, 2008 and 2009:
Amounts in thousands

Historical currency (as reported)	Americas	Europe	Asia/Pacific	Corporate	Total
October 31, 2008	$1,061,370	$933,119	$265,067	$5,080	$2,264,636
October 31, 2009	929,691	792,627	251,596	3,612	1,977,526
Percentage decrease	(12%)	(15%)	(5%)		(13%)

Constant currency (current year exchange rates)
October 31, 2008	$1,061,370	$849,423	$231,137	$5,080	$2,147,010
October 31, 2009	929,691	792,627	251,596	3,612	1,977,526
Percentage (decrease) increase	(12%)	(7%)	9%		(8%)

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2009 Results
December 17, 2009

CONSOLIDATED SELECTED BALANCE SHEET INFORMATION (UNAUDITED)

	October 31,
Amounts in thousands	2009	2008

Cash and cash equivalents	$99,516	$53,042
Restricted cash	52,706	46,475
Trade accounts receivable, net	430,884	470,059
Inventories	267,730	312,138
Lines of credit and long-term debt	1,039,253	1,060,318
Principal payments on lines of credit and long-term debt are due approximately as follows:

	Fiscal Year Ended October 31,
Amounts in thousands	2009	2008

Uncommitted debt	$32,592	$166,519
2009	—	103,701
2010	95,231	284,403
2011	105,759	81,946
2012	101,321	20,227
2013	164,000	3,522
2014	140,350	—
2015	400,000	400,000

	$1,039,253	$1,060,318